UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 27, 2010
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 27, 2010, Cardiac Science Corporation (the “Company”) entered into the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) relating to a one-year revolving credit facility with Silicon Valley Bank (“SVB”) in the amount of up to the lesser of (i) $5.0 million or (ii) 80% of eligible accounts receivable, as defined in the Loan Agreement. Pursuant to the Loan Agreement, the Company granted SVB a first priority perfected security interest in substantially all of its assets to secure its obligation under the Loan Agreement. The Company and its predecessors have maintained a commercial banking relationship with SVB for over 12 years.
     All borrowings under this facility will be classified as current liabilities. Pursuant to the Loan Agreement, outstanding balances under this facility bear interest at a variable rate, determined based on a margin above either the Prime Rate, as published in the Wall Street Journal, or LIBOR. Depending on the Company’s financial condition, the rate could vary between the Prime Rate plus 1% to 1.75% or between LIBOR plus 3.75% to 4.25%. Interest is payable monthly, on the last day of the month, and all obligations are due on the maturity date. In addition, the Company will pay to SVB a non-refundable commitment fee of $50,000, paid quarterly, and any unused balances under this facility will bear monthly fees equal to 0.25% per annum on the average unused portion of the revolving line.
     The Loan Agreement contains standard negative covenants and restrictions on actions by the Company, including but not limited to, activity related to our common stock repurchases, liens, investments, capital expenditures, indebtedness, restricted payments including cash payments of dividends, and fundamental changes in, or disposition of the Company’s assets. Certain of these actions may be taken by the Company with the consent of SVB. In addition, the Company is required to meet certain financial covenants, primarily a minimum tangible net worth measure. The Loan Agreement also contains standard acceleration provisions in the event of a default by the Company.
     The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     10.1 Second Amended and Restated Loan and Security Agreement dated as of April 27, 2010 among Silicon Valley Bank and Cardiac Science Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President, Chief Financial Officer and Secretary

Dated: April 30, 2010